Exhibit 10.3

List of Omitted Registration Rights Agreements

dated as of September 3, 2009

1.                                       Registration Rights Agreement between GI Partners Fund III, L.P. and the Company.

2.                                       Registration Rights Agreement between GI Partners Fund III-A, L.P. and the Company.

3.                                       Registration Rights Agreement between GI Partners Fund III-B, L.P. and the Company.